CERTIFICATE OF INCORPORATION
                               OF
               ROANOKE ELECTRIC STEEL CORPORATION

          This is to certify that we, the undersigned, desire to and do hereby associate to establish a corporation under the provisions and subject to the requirements of the laws in such cases made and provided, and we, by this our certificate of incorporation, set forth as follows:

                                I

          The name of the Corporation is to be
           ROANOKE ELECTRIC STEEL CORPORATION

                               II

          The principal office of the Corporation is to be located in the County of Roanoke, Virginia. The post office address is to be Roanoke, Virginia.

                               III

          The purposes for which the Corporation is formed are as follows:
          (1) To manufacture, buy, sell or otherwise deal or traffic in iron, steel, manganese, nickel, copper, coal, coke, or other metals or minerals.

          (2) To acquire, own, lease, occupy, use, develop or deal in, any lands containing coal, iron, manganese, nickel, copper, or other minerals, and to mine or otherwise extract or to remove such minerals.

          (3) To apply for, obtain, register, purchase, lease or otherwise to acquire, and to hold, use, own, exercise, develop, operate and introduce, and to sell, assign, grant licenses in respect to, or otherwise dispose of, any trade-marks, trade-names, patents or inventions, improvements or processes used in connection with or secured under letters patent of the United States or elsewhere in relation to any of the other purposes herein stated, and to acquire, use, exercise, or otherwise turn to gain licenses in respect of any such trade-marks, patents, inventions, processes and the like, or any such property or rights.

          (4) To acquire by purchase, subscription or otherwise, and to invest in, hold or dispose of stocks, bonds, securities or other obligations of any other corporation or corporations; domestic or foreign, and while owner of any such stocks, bonds, securities or other obligations to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes; and to do any acts or things for the preservation, protection, improvement or enhancement of the value of any such stocks, bonds, securities or obligations.

          (5) To borrow money; to issue bonds, debentures or obligations of the corporation from time to time, for monies borrowed or in payment for property purchased or for any of the other obligations or purposes of the corporation; to secure the same by mortgage or mortgages or deed or deeds of trust upon or pledge of any or all of the property, rights, privileges, or franchises of the corporation, wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any or all such bonds, debentures, and obligations; provided, that no bonded indebtedness, or increase in bonded indebtedness, secured by a lien on any of the property or franchises of the Corporation, shall be created until the creation or increase of such indebtedness be sanctioned by a vote in person or by proxy of a majority in amount of all the stockholders having voting power, present or represented and voting, at a meeting of the stockholders called by the Board of Directors for that purpose pursuant to notice according to law; provided further, that no approval of or submission to the stockholders shall be required for any notes or bonds given for deferred installments of the purchase price of property and secured by deeds of trust, mortgages, or other liens on the property of the Corporation.

          (6) To conduct its business in all or any of its branches in the State of Virginia and in other states of the United States of America, and in the territories and the District of Columbia, and in any or all dependencies, colonies, or possessions of the United States of America and in foreign countries, and for or in connection with such business, to hold, possess, purchase, mortgage and convey real and personal property and to maintain offices and agencies either within or without the State of Virginia.

          IN GENERAL, to do any or all of the things and exercise all of the powers hereinabove set forth to the same extent, within the limits of the law pertaining to corporations, as natural persons might or could do and in any part of the world, as principals, agents, contractors, or otherwise, either alone or in company with others, and to carry on any other business connected with the above set forth general purposes consistent with the powers conferred upon corporations by the laws of the State of Virginia. The purposes hereinabove enumerated are intended to be in furtherance of and not in limitation of the powers generally granted to corporations by the laws of the State of Virginia, and nothing herein contained is intended to limit the powers of this corporation to less than those powers granted generally under the law.

                               IV

          The capital stock of the Corporation shall consist of common stock of no par value. The maximum amount of capital stock of the Corporation is to be five thousand (5,000) shares of common stock of no par value, and the minimum amount of capital stock of the Corporation is to be five hundred
(500) shares of common stock of no par value.

                                V

          The period for duration of the Corporation is unlimited.

                               VI

          The names and residences of the Directors, who, unless sooner changed by the Stockholders, are for the first year to manage the affairs of the Corporation, are as follows:

          Name                 Residence
     John W. Hancock, Jr.      2801 Avenham Ave., S.W., Roanoke, Virginia
     Orran D. Oakey, Jr.       2425 Willow, Western Hills, R.D. 4,
                               Roanoke, Virginia
     Barton W. Morris          2406 Wycliffe Avenue, S.W., Roanoke, Virginia
     A. Blair Antrim           3105 Somerset Avenue, S.W., Roanoke, Virginia
     Charles P. Lunsford       3015 Avenham Avenue, S.W., Roanoke, Virginia
     S. Colston Snead, Jr.     701 Red Lane, Salem, Virginia

          The names, residences and offices of the officers, who, unless sooner changed by the Stockholders, are for the first year to manage the affairs of the Corporation, are as follows:

     Name              Residence                                 Office
John W. Hancock, Jr.   2801 Avenham Avenue, S.W., Roanoke, Va.  President and
                                                                Treasurer

Elizabeth B. Hancock   2801 Avenham Avenue, S.W., Roanoke, Va.  Secretary

                               VII

          The amount of real estate to which the holdings of the Corporation are at any time to be limited is fifty thousand (50,000) acres.

          GIVEN under our hands and seals this ______ day of _________, 1955.

                              John W. Hancock, Jr.       (SEAL)
                              Orran D. Oakey, Jr.        (SEAL)
                              Barton W. Morris           (SEAL)

STATE OF VIRGINIA   )
                    )    To-wit:
CITY OF ROANOKE     )


          I, ____________________________________________, a Notary Public
in and for the City of Roanoke, State of Virginia, do hereby certify that JOHN W. HANCOCK, JR., ORRAN D. OAKEY, JR. and BARTON W. MORRIS, whose names are signed to the foregoing certificate of incorporation bearing date on the day of April, 1955, have this day personally appeared before me in my City and State aforesaid and acknowledged the same.
          GIVEN under my hand this ______ day of April, 1955.

                              __________________________________
                                        Notary Public

My Commission expires:
_______________________


                      ARTICLES OF AMENDMENT
                  OF ARTICLES OF INCORPORATION
              OF ROANOKE ELECTRIC STEEL CORPORATION

     These Articles of Amendment are filed pursuant to the provisions of 13.1-58 of the Code of Virginia of 1950 as amended.

     (a)  The name of the corporation is ROANOKE ELECTRIC STEEL
          CORPORATION.

     (b) Article IV of the Articles of Incorporation is amended to read as follows:
          "The maximum capital stock of the corporation is to be One Hundred Thousand (100,000) shares of common stock of no par value."

     (c) On October 15, 1958, after proper notice, the proposed amendment was found in the best interests of the corporation and was adopted by the Board of Directors by a vote of six "for" and one absent and not voting.
          On December 15, 1958, notice was given to each stockholder of record entitled to vote in the manner provided in 13.1
          Code of Virginia of 1950 as amended, accompanied by a copy of the proposed amendment, and such proposed amendment was adopted at a regular meeting of the stockholders held pursuant to such notice on January 19, 1959.

     (d) On the date of such meeting, 2720 shares were outstanding and entitled to vote on the proposed amendment.

     (e) On the date of such meeting, 2291 shares were voted in person or by proxy for such amendment, and no shares were voted in person or by proxy against such amendment.

     (f) Such amendment does not effect a change in the amount of stated capital of the corporation.

     (g) Such amendment does not effect a restatement of the Articles of Incorporation.


          WITNESS the signature of ROANOKE ELECTRIC STEEL CORPORATION by John W. Hancock, Jr., its President, attested by William M. Meador, its Secretary, with its corporate seal duly affixed, this ____________ day of January, 1959.

                         ROANOKE ELECTRIC STEEL CORPORATION

                         BY:          John W. Hancock, Jr.
                               John W. Hancock, Jr., President


ATTEST:

       William M. Meador
William M. Meador, Secretary

STATE OF VIRGINIA   )
                    )    To-wit:
CITY OF ROANOKE     )

          I, ________________________________________, a Notary Public in
and for the City of Roanoke, State of Virginia, do hereby certify that John W. Hancock, Jr., President, and William M. Meador, Secretary, respectively, of the Roanoke Electric Steel Corporation, whose names are affixed to the foregoing Articles of Amendment bearing date on the ___________ day of January, 1959, have each this day personally appeared before me in my City and State aforesaid and acknowledged the same.

     GIVEN under my hand this __________ day of January, 1959:
                              __________________________________
                                        Notary Public
My Commission expires:
____________________

Admitted to record by State Corporation Commission, January 28, 1959.

                     ARTICLES OF AMENDMENT
                  TO ARTICLES OF INCORPORATION
              OF ROANOKE ELECTRIC STEEL CORPORATION

          Pursuant to Section 13.1 - 58, Code of Virginia, 1950, as amended, Roanoke Electric Steel Corporation executes Articles of Amendment to its Articles of Incorporation as follows:

     (a)  The name of the Corporation is ROANOKE ELECTRIC STEEL
CORPORATION.

     (b) The amendment so adopted amends Article IV of the Articles of Incorporation to read as follows:

               "The maximum capital stock of the Corporation is to be Six Hundred Thousand (600,000) shares of common stock of no par value."

     (c) The meeting of the Board of Directors at which the amendment was found to be in the best interests of the Corporation and directed to be submitted to a vote at a meeting of stockholders was held on the 6th day of December, 1960. Notice was given to each stockholder of record entitled to vote on the 15th day of December, 1960, such notice being given more than twenty-five and less than fifty days before the date of the meeting and was given in the manner provided in this Act, and was accompanied by a copy of the proposed amendment; the date of the adoption of the amendment by the stockholders was the 16th day of January, 1961.

     (d) The number of shares outstanding and the number of shares entitled to vote on the amendment was 55,330 shares; all shares being common stock of no par value, there was no class entitled to vote thereon as a class.

     (e) The number of shares present in person or by proxy voted for the amendment was 50,925 shares and none against such amendment.

     (f) Such amendment does not effect a change in the amount of stated capital.

     (g) Such amendment does not effect a restatement of the Articles of Incorporation.
     Witness the signature of Roanoke Electric Steel Corporation, by its President, with the corporate seal affixed and attested by the Secretary thereof, this 17th day of January, 1961.

                              ROANOKE ELECTRIC STEEL CORPORATION

                              BY      John W. Hancock, Jr.
                                           President

ATTEST:

   William M. Meador
     Secretary

STATE OF VIRGINIA   )
                    )  To-Wit:
CITY OF ROANOKE     )

          I, Elizabeth G. Dyer, a Notary Public in and for the City of Roanoke, State of Virginia, do hereby certify that John W. Hancock, Jr., and William M. Meador, President and Secretary respectively of Roanoke Electric Steel Corporation, have this day personally appeared before me and executed the foregoing Articles of Amendment, and made oath that the matters therein stated are true and correct.
          Given under my hand this 17th day of January, 1961. My commission expires January 5, 1962.

                                         Elizabeth G. Dyer
                                           Notary Public



                     ARTICLES OF AMENDMENT
                  TO ARTICLES OF INCORPORATION
              OF ROANOKE ELECTRIC STEEL CORPORATION

          Pursuant to Section 13.1 - 58, Code of Virginia, 1950, as amended, Roanoke Electric Steel Corporation executes Articles of Amendment to its Articles of Incorporation as follows:

     (a)  The name of the Corporation is ROANOKE ELECTRIC STEEL
CORPORATION.
     (b) The amendment so adopted amends Article IV of the Articles of Incorporation to read as follows:

               "The maximum capital stock of the Corporation is to be One Million (1,000,000) shares of common stock of no par value."

     (c) The meeting of the Board of Directors at which the amendment was found to be in the best interests of the Corporation and directed to be submitted to a vote at a meeting of stockholders was held on the 13th day of November, 1968. Notice was given to each stockholder of record entitled to vote on the 16th day of December, 1968, such notice being given more than twenty-five and less than fifty days before the date of the meeting and was given in the manner provided in this Act, and was accompanied by a copy of the proposed amendment; the date of the adoption of the amendment by the stockholders was the 20th day of January, 1969.

     (d) The number of shares outstanding and the number of shares entitled to vote on the amendment was 599,076 shares; all shares being common stock of no par value, there was no class entitled to vote thereon as a class.

     (e) The number of shares present in person or by proxy voted for the amendment was 512,678 shares and none against such amendment.

     (f) Such amendment does not effect a change in the amount of stated capital.

     (g) Such amendment does not effect a restatement of the Articles of Incorporation.
     Witness the signature of Roanoke Electric Steel Corporation, by its President, with the corporate seal affixed and attested by the Secretary thereof, this 25th day of January, 1969.

                              ROANOKE ELECTRIC STEEL CORPORATION

                              By          William M. Meador
                                              President

ATTEST:

  Donald G. Smith
     Secretary

STATE OF VIRGINIA   )
                    )    To-Wit:
COUNTY OF ROANOKE   )

          I, Estelle S. DeWitt, a Notary Public in and for the County of Roanoke, State of Virginia, do hereby certify that William M. Meador, and Donald G. Smith, President and Secretary respectively of Roanoke Electric Steel Corporation, have this day personally appeared before me and executed the foregoing Articles of Amendment, and made oath that the matters therein stated are true and correct.
          Given under my hand this 25th day of January, 1969. My commission expires September 19, 1976.

                                     Estelle S. DeWitt
                                       Notary Public



                     ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                               OF
               ROANOKE ELECTRIC STEEL CORPORATION

          Pursuant to Section 13.1-58 of the Code of Virginia, the Articles of Amendment to the Articles of Incorporation of Roanoke Electric Steel Corporation are hereby set forth as follows:

          (a)  The name of the corporation is ROANOKE ELECTRIC STEEL
CORPORATION.

          (b)  The amendment so adopted reads as follows:

          "Article IV of the Articles of Incorporation is amended by deleting existing Article IV and substituting in lieu thereof:

                           "Article IV

          "The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

          Class               No. of Shares       Par Value Per Share
          Common                2,000,000              No Par"

          (c) The date of the meeting of the Board of Directors at which the amendment was found to be in the best interests of the corporation and directed to be submitted to a vote at a meeting of the stockholders was November 12, 1973. The date when notice was given to each stockholder of record entitled to vote was December 20, 1973. Such notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendment. The date of the adoption of the amendment by the stockholders was January 21, 1974.

          (d) The number of shares outstanding is 763,228 shares, each share being entitled to vote on the amendment.

          (e) The number of shares voted for the amendment was 652,250 shares, and the number of shares voted against the amendment was 3,773 shares.

          Executed this 21st day of January, 1974, by Roanoke Electric Steel Corporation, by its President and Secretary.

                             ROANOKE ELECTRIC STEEL CORPORATION

                             By      William M. Meador

                                 William M. Meador, President

                                     Donald G. Smith

                                  Donald G. Smith, Secretary


STATE OF VIRGINIA   )
                    )    To-Wit:
COUNTY OF ROANOKE   )

          I, Estelle S. DeWitt, a Notary Public in and for the County of Roanoke, State of Virginia, do hereby certify that William M. Meador, and Donald G. Smith, President and Secretary respectively of Roanoke Electric Steel Corporation, have this day personally appeared before me and executed the foregoing Articles of Amendment, and made oath that the matters therein stated are true and correct.
          Given under my hand this ______ day of _____________, 19___.

          My commission expires September 19, 1976.

                                      Estelle S. DeWitt
                                        Notary Public



                     ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                               OF
               ROANOKE ELECTRIC STEEL CORPORATION

          Pursuant to Section 13.1-58 of the Code of Virginia, the Articles of Amendment to the Articles of Incorporation of Roanoke Electric Steel Corporation are hereby set forth as follows:

          (a)  The name of the corporation is ROANOKE ELECTRIC STEEL
CORPORATION.

          (b)  The amendment so adopted reads as follows:
          "Article IV of the Articles of incorporation is amended by deleting existing Article IV and substituting in lieu thereof:

                           "Article IV

          "The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

          Class               No. of Shares       Par Value Per Share
          Common               4,000,000              No Par"

          (c) The date of the meeting of the Board of Directors at which the amendment was found to be in the best interests of the corporation and directed to be submitted to a vote at a meeting of the stockholders was November 20, 1979. The date when notice was given to each stockholder of record entitled to vote was December 21, 1979. Such notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendment. The date of the adoption of the amendment by the stockholders was January 21, 1980.

          (d) The number of shares outstanding is 1,185,065 shares, each share being entitled to vote on the amendment.

          (e) The number of shares voted for the amendment was 1,037,578 shares, and the number of shares voted against the amendment was 8,349 shares.
          Executed this 25th day of January, 1980, by Roanoke Electric Steel Corporation, by its President and Secretary.

                              ROANOKE ELECTRIC STEEL CORPORATION

                              By       William M. Meador

                                   William M. Meador, President

                                       Donald G. Smith

                                   Donald G. Smith, Secretary

STATE OF VIRGINIA   )
                    )    To-Wit
CITY OF ROANOKE     )

          I, C. William Sarver, Jr., a Notary Public in and for the City of Roanoke, State of Virginia, do hereby certify that William M. Meador, and Donald G. Smith, President and Secretary respectively of Roanoke Electric Steel Corporation, have this day personally appeared before me and executed the foregoing Articles of Amendment, and made oath that the matters therein stated are true and correct.

          Given under my hand this _______ day of ____________, 19___.
          My commission expires ________________________________.
                                         C. William Sarver, Jr.
                                             Notary Public



                     ARTICLES OF AMENDMENT
                             OF THE
                    ARTICLES OF INCORPORATION
                               OF
               ROANOKE ELECTRIC STEEL CORPORATION

     Pursuant to 13.1-710 of the Code of Virginia of 1950, as amended, the Articles of Incorporation of Roanoke Electric Steel Corporation are hereby amended as follows:

     A.   The name of the Corporation is: Roanoke Electric Steel Corporation.

     B.   The Amendment of the Articles of Incorporation is as follows:

     Article IV of the Articles of Incorporation is amended by deleting existing Article IV and substituting in lieu thereof:

                           "ARTICLE IV
          The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

          Class         Number of Shares         Par Value Per Share

          Common          10,000,000                   No Par"

     C. The amendment was adopted by the shareholders of the Corporation at the annual meeting held January 20, 1986.

     D. The Amendment was proposed by the Board of Directors and submitted to the shareholders in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia. As of the record date for the annual meeting 2,369,832 shares of the Common Voting Stock of the Corporation were outstanding and entitled to vote. Of the total shares voted, 1,896,227 undisputed votes were cast in favor of the Amendment by the holders of Common Voting Stock, which number was sufficient for approval of the Amendment pursuant to 13.1-707 of the Code of Virginia of 1950, as amended.

     Executed this 27 day of January, 1986 on behalf of Roanoke Electric Steel Corporation by its President and Secretary.

                              ROANOKE ELECTRIC STEEL CORPORATION

                              By:       Donald G. Smith
                                   Donald G. Smith, President

                              By:       Thomas J. Crawford
                                   Thomas J. Crawford, Secretary


                      ARTICLES OF AMENDMENT
                OF THE ARTICLES OF INCORPORATION
              OF ROANOKE ELECTRIC STEEL CORPORATION

     Pursuant to Section 13.1-710 of the Code of Virginia, the Articles of Amendment of the Articles of Incorporation of Roanoke
Electric Steel Corporation are hereby set forth as follows:

          (a)  The name of the Corporation is ROANOKE ELECTRIC STEEL
CORPORATION.

          (b) The amendment of the Articles of Incorporation is as follows:

               Article IV of the Articles of Incorporation, as amended, is amended by adding the following sentence:

               "No stockholder shall have any preemptive right to acquire unissued shares of the Corporation's capital stock when issued."

          (c) The amendment was adopted at the Annual Meeting of Shareholders held on January 19, 1987.

          (d) The amendment was proposed by the Board of Directors of the Corporation and submitted to the shareholders in accordance with the requirements of the Virginia stock Corporation Act.

          (e) At the meeting of the shareholders where the proposed amendment was voted upon, a quorum of the shareholders of the Corporation's Common Stock was present, in person or by proxy.

          (f) As of the record date for the Annual Meeting, there were 3,554,706 shares of Common stock of Roanoke Electric Steel Corporation issued and outstanding. 2,667,917 votes were cast "For" the amendment and 157,601 votes were withheld or cast "Against" the amendment. The number of votes cast "For" the amendment was sufficient for approval of the amendment by the shareholders.

          EXECUTED this 28th day of January, 1987, on behalf of Roanoke Electric Steel Corporation, by its President.

                              ROANOKE ELECTRIC STEEL CORPORATION

                              By      Donald G. Smith
                                  Donald G. Smith, President


                      ARTICLES OF AMENDMENT
                OF THE ARTICLES OF INCORPORATION
              OF ROANOKE ELECTRIC STEEL CORPORATION


     Pursuant to Section 13.1-710 of the Code of Virginia, the Articles of Amendment of the Articles of Incorporation of Roanoke
Electric Steel Corporation are hereby set forth as follows:

     A.   The name of the Corporation is Roanoke Electric Steel Corporation.

     B.   The Amendment of the Articles of Incorporation is as follows:

     Article IV of the Articles of Incorporation is amended by deleting existing Article IV and substituting in lieu thereof:

                               "IV

               The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

          Class       Number of Shares         Par Value Per Share

          Common         20,000,000                 No Par"

     Article VI of the Articles of Incorporation is amended by deleting existing Article VI and substituting in lieu thereof:

                               "VI

          (a) The number of directors of the Corporation, not less than five nor more than eleven, shall be fixed by the Bylaws and, in the absence of a Bylaw fixing the number,shall be eleven. Upon the adoption of this Article VI, the directors shall be divided into three classes (A, B and C) as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of shareholders in 1997; the initial term of office for members of Class B shall expire at the annual meeting of shareholders in 1998; and the initial term of office for members of Class C shall expire at the annual meeting of shareholders in 1999. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and shall continue to hold office until their respective successors are elected and qualify. In the event of any increase or decrease in the number of directors fixed by the Bylaws, any newly-created directorships and any decrease in directorships shall be so apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible.

          (b) Newly-created directorships resulting from an increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the affirmative vote of a majority of the directors then in office,
          whether or not a quorum.   No decrease in the number of directors
          constituting the Board of Directors shall shorten the term of any incumbent director. A director may be removed from office only for a cause."

     C. The Amendment was adopted at the Annual Meeting of Shareholders held on February 20, 1996.

     D. The Amendment was proposed by the Board of Directors of the Corporation and submitted to the shareholders in accordance with the requirements of the Virginia Stock Corporation Act.

     E. The only voting group entitled to vote on the Amendment is the holders of the Corporation's common stock. As of December 12, 1995, the record date for the Annual Meeting, there were 8,076,897 shares of common stock of the Corporation issued and outstanding and entitled to vote. 7,258,843 votes were cast "for" the Amendment to Article IV, and 135,567 votes were withheld or cast "against" such Amendment. 5,391,480 votes were cast "for" the Amendment to Article VI, and 1,298,924 votes were withheld or cast against such Amendment. The number of votes cast "for" the Amendments to Article IV and Article VI, respectively, was sufficient for approval of the Amendment by shareholders.


          EXECUTED this 6 day of March, 1996, on behalf of Roanoke Electric Steel Corporation, by its President.

                         ROANOKE ELECTRIC STEEL CORPORATION


                         By:      Donald G. Smith
                              Donald G. Smith, President